UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2003

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28298	94-3154463
(Commission File No.)	(IRS Employer Identification No.)

3031 Research Drive

Richmond, California 94806

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 222-9700

ITEM 5. OTHER EVENTS

On January 27, 2003, Onyx Pharmaceuticals, Inc. announced that it is putting an increased priority on the development of BAY 43-9006, a novel small molecule anticancer compound in co-development with Bayer Corporation. In connection with this change in priority, Onyx is restructuring its operations and is discontinuing the clinical development of ONYX-015, a therapeutic virus product, pending the outcome of ongoing partnering discussions.  Onyx will immediately halt all clinical studies of ONYX-015 for head and neck cancer, suspend all related manufacturing activity, and reduce staff by 25 percent.  The press release issued by Onyx Pharmaceuticals, dated January 27, 2003, titled “Onyx Increases Development Focus on BAY 43-9006: Business Realignment to Reduce Burn Rate in 2003,” is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit Number	Description

99.1	Press Release titled “Onyx Increases Development Focus on BAY 43-9006: Business Realignment to Reduce Burn Rate in 2003,” dated January 27, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Dated: January 30, 2003	By:	/s/ Hollings C. Renton
Hollings C. Renton
Chairman of the Board,
President and Chief Executive Officer

Dated: January 30, 2003	By:	/s/ Marilyn E. Wortzman
Marilyn E. Wortzman
Controller

EXHIBIT INDEX

Number	Description

99.1	Press release titled “Onyx Increases Development Focus on BAY 43-9006: Business Realignment to Reduce Burn Rate in 2003,” dated January 27, 2003